APPENDIX A
                                       TO
                            THE CUSTODIAN AGREEMENT
                                    BETWEEN
                      FIRST TRUST EXCHANGE-TRADED FUND VI
                                      and
                         BROWN BROTHERS HARRIMAN & CO.
                          Dated as of January 23, 2018


The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of August 2, 2012:

                   Multi-Asset Diversified Income Index Fund
               First Trust NASDAQ Technology Dividend Index Fund
            International Multi-Asset Diversified Income Index Fund
                          First Trust High Income ETF
                            First Trust Low Beta ETF
             First Trust NASDAQ Rising Dividend Achievers ETF
                     First Trust Dorsey Wright Focus 5 ETF
                       First Trust RBA Quality Income ETF
            First Trust RBA American Industrial Renaissance(TM) ETF
              First Trust International Dorsery Wright Focus 5 ETF
              First Trust Dorsey Wright Dynamic Focus 5 ETF
                        First Trust Nasdaq Oil & Gas ETF
                     First Trust Nasdaq Food & Beverage ETF
                         First Trust Nasdaq Retail ETF
                    First Trust Nasdaq Bank ETF
                     First Trust Nasdaq Transportation ETF
                     First Trust Nasdaq Pharmaceuticals ETF
                      First Trust Nasdaq Semiconductor ETF
                   Developed International Equity Select ETF
                       Emerging Markets Equity Select ETF
                         Large Cap US Equity Select ETF
                          Mid Cap US Equity Select ETF
                         Small Cap US Equity Select ETF
                         US Equity Dividend Select ETF
               First Trust SMID Cap Rising Dividend Achievers ETF
             First Trust Indxx Innovative Transaction & Process ETF

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

FIRST TRUST EXCHANGE-TRADED FUND VI

BY:     /s/ James M. Dykas
        ----------------------------
NAME:   James M. Dykas
        ----------------------------
TITLE:  President and CEO
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DATE:   January 23, 2018
        ----------------------------